Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Nine Month Periods Ended November 30, 20009 and Guidance for Fiscal Year 2010

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended November 30, 2009	Nine Months Ended November 30, 2009

Net Sales	$81,518,198	$272,167,391

Cost of Sales	55,804,749	186,151,862

Selling, General and Administrative	10,238,451	33,751,428
Interest Expense	1,728,621	5,146,184
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(47,688)	(118,171)
Other (Income) Expense, Net	(82,108)	(463,439)
	67,642,025	224,467,864

Income Before Income Taxes	13,876,173	47,699,527
Income Tax Expense	5,133,442	17,937,736

Net Income	$8,742,731	$29,761,791

Income Per Share:
Basic	$.71	$2.43
Diluted	$.70	$2.39

EX 99.2 - 1

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended November 30, 2009

Current assets:
Cash and cash equivalents	$98,433,494
Accounts receivable	50,254,637
Allowance for doubtful accounts	<845,000>
Inventories	44,971,596
Costs and estimated earnings in excess of billings on uncompleted contracts	6,955,941
Deferred income taxes	5,480,691
Prepaid expenses and other	1,947,910
Total current assets	207,199,269

Net property, plant, and equipment	89,686,130

Goodwill, less accumulated amortization	69,637,928

Intangibles and Other Assets	18,169,912

$384,423,239

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$15,149,292
Accrued liabilities	35,886,488
Total current liabilities	51,035,780

Long-term debt due after one year	100,000,000

Deferred income taxes	10,639,928

Shareholders’ equity	222,747,531

$384,423,239

EX 99.2 - 2

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended November 30, 2009

Net cash provide by operating activities	$65,495,723

Net cash used in investing activities	(16,715,249)

Net cash provided by (used in) financing activities	2,143,535

Effect of exchange rate changes on cash	(48,266)

Net (decrease) increase in cash and cash equivalents	50,875,783

Cash and cash equivalents at beginning of period	47,557,711

Cash and cash equivalents at end of period	$98,433,494

EX 99.2 - 3

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended November 30, 2009	Nine Months Ended November 30, 2009
Net sales:
Electrical and Industrial Products	$43,622	$154,576
Galvanizing Services	37,896	117,591
	81,518	272,167

Segment operating income (a):
Electrical and Industrial Products	9,109	31,715
Galvanizing Services	10,537	35,634
	19,646	67,349

General corporate expenses (b)	4,033	14,535
Interest expense	1,729	5,146
Other (income) expense, net (c)	9	(32)
	5,771	19,649

Income Before Taxes	$13,876	$47,700

Total assets:
Electrical and Industrial Products	$133,724	$133,724
Galvanizing Services	139255	139,255
Corporate	111,444	111,444
	$384,423	$384,423

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

EX 99.2 - 4

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date November 30, 2009	Projected Year Ended February 28, 2010
Net Sales:
Electrical and Industrial Products	$154,576	$200,000 to $205,000
Galvanizing Services	$117,591	$155,000 to $160,000
Total Sales	$272,167	$355,000 to $365,000

Diluted earnings per share	$2.38	$3.00 to $3.10

Net Sales by Market Segment:
Power Generation		18%
Transmission and Distribution		37%
Industrial		45%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		22%
Transmission and Distribution		49%
Industrial		29%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		28%
OEM’s		16%
Industrial		27%
Bridge and Highway		9%
Petro Chemical		20%

Operating Margins:
Electrical and Industrial Products	20.5%	18% to 19%
Galvanizing Services	30.3%	29% to 30%

Cash Provided By (Used In)Operations	$65,496	$75,000
Capital Expenditures	$10,226	$14,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$12,986	$14,600
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	57%	58%
Galvanizing Services	43%	42%

EX 99.2 - 5

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/09	$174,831
Bookings		70,719
Shipments		95,492
Backlog	5/31/09	$150,058
Book to Ship Ratio		.74
Bookings		84,488
Shipments		95,157
Backlog	8/31/09	$139,389
Book to Ship Ratio		.89
Bookings		73,993
Shipments		81,518
Backlog	11/30/09	$131,834
Book to Ship Ratio		.91

EX 99.2 - 6